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                                    EXHIBIT A

TRANSTECHNOLOGY ELECTS WILLIAM J. RECKER TO BOARD AND DECLARES
DIVIDEND OF SIX AND ONE-HALF CENTS

Liberty Corner, New Jersey, October 16, 1997 - TransTechnology Corporation (NYSE:TT) announced that William J. Recker, 56, Managing Director, President & CEO of Gretag AG, located in Regensdorf, Switzerland, was elected by the Board to fill a newly created seat. Gretag AG, formerly a division of Ciba-Geigy, is an independent manufacturer of a broad line of photofinishing equipment.

Mr. Recker is a graduate of Duquesne University with a B.S. in Chemistry with graduate studies and research at the University of Pittsburgh Children's Hospital.

TransTechnology also announced that the Board of Directors has declared a regular dividend of $.065 per share payable on December 1, 1997 to shareholders of record on November 14, 1997.

TransTechnology Corporation is a multi-national manufacturer of specialty fasteners and rescue hoists and cargo hooks. The Company employs more than 1550 people at its eleven facilities in the U.S., England, Germany and Brazil.